EXHIBIT (d)


                     AMENDMENT TO THE INVESTMENT MANAGEMENT
                      AGREEMENT FOR TIAA-CREF MUTUAL FUNDS


         AMENDMENT, dated as of September 3, 2002, to the Investment Management Agreement dated July 1, 1997, (the "Agreement"), as amended, by and between TIAA-CREF Mutual Funds (the "Fund") and Teachers Advisors, Inc. ("Advisors").

         WHEREAS, the Fund currently consists of 11 series, currently known as the International Equity Fund, the Growth Equity Fund, the Growth & Income Fund, the Managed Allocation Fund, the Equity Index Fund, the Social Choice Equity Fund, the Bond PLUS Fund, the Short-Term Bond Fund, the High-Yield Bond Fund, the Tax-Exempt Bond Fund and the Money Market Fund;

         WHEREAS, Advisors currently provides overall management of the Fund and the Funds; and

         WHEREAS, Advisors is willing to decrease the fees it receives for overall management of the Fund and the Funds;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Fund and Advisors hereby agree as follows:

         1. Section 3(a) of the Agreement shall be amended to read as follows:

         For the services rendered, the facilities furnished and expenses assumed by Advisors, the Fund shall pay to Advisors at the end of each calendar month a fee calculated as a percentage of the average value of the net assets each day for each Fund during that month at the following annual rates:

         International Equity Fund........................................0.49%

         Growth Equity Fund...............................................0.45%

         Growth & Income Fund ............................................0.43%

         Managed Allocation Fund ........................................ 0.00%

         Equity Index Fund................................................0.26%

         Social Choice Equity Fund........................................0.27%

         Bond PLUS Fund ..................................................0.30%



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         Short-Term Bond Fund.............................................0.30%

         High-Yield Bond Fund ............................................0.34%

         Tax-Exempt Bond Fund.............................................0.30%

         Money Market Fund ...............................................0.29%








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         IN WITNESS WHEREOF, the Fund and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.


TIAA-CREF MUTUAL FUNDS

By: /s/ Martin E. Galt, III               Attest:  /s/ Stewart Greene
    --------------------------------               ----------------------------


Title:                                    Title:  Chief Counsel, Securities Law
      ------------------------------              -----------------------------

TEACHERS ADVISORS, INC.

By: /s/ Scott C. Evans                    Attest: /s/ Stewart Greene
    --------------------------------              -----------------------------
Title: Executive Vice President           Title:  Chief Counsel, Securities Law
      ------------------------------              -----------------------------












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